CONTRACT OF LEASE

This Contract of Lease is entered into this 11th day of May 1999 in Makati City by and between:

PHILIPPINE INTERNATIONAL TRADING CORPORATION, a government owned and controlled corporation organized and existing under and by virtue of the laws of the Philippines with offices located at Philippines International Centre, 46 Sen Gilpyyat Ave., Makati City, represented herein by its President, ISMAEL B. CRUZ, hereinafter referred to as "LESSOR";

                                       And

MOMENTUM INTERNET (PHILS) INC., a corporation organized and existing under and by virtue of the laws of the Philippines with offices located at PH3 Manila Luxury Condominium, Pearl Drive cor. Gold Loop, Ortigas Center, Pasig City, represented herein by its VP-Administration, RICHARD DENNY, hereinafter referred to as "LESSEE".

                                Witnesseth, that:

WHEREAS, LESSOR is the registered owner of parking space No. 11, Lower Basement, located at the Manila Luxury Condominium (MLC), Pearl Drive, Ortigas Center, Pasig City;

WHEREAS, the LESSEE has offered to lease the said parking space from the LESSOR and the LESSOR has agreed thereto;

NOW THEREFORE, for and in consideration of the foregoing premises, the LESSOR leases unto the LESSEE the aforementioned parking space subject to the following terms and conditions:

1. LEASE TERM

     The term of this lease shall be for a period of one (1) month effective on May 11, 1999 to midnight of June 10, 1999, automatically renewable on a monthly basis thereafter, PROVIDED: that either party may terminate this lease for any reason by giving the other party due written notice of at least one (1) month prior to the intended date of termination.

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2. RENTALS

     The monthly rental for the parking slot shall be PESOS: ONE THOUSAND FIVE HUNDRED (P1500.00), inclusive of VAT, to be paid to the LESSOR within the first Five (5) days of the month at the LESSOR's offices in Makati City. Upon signing of this Contract, the LESSEE shall remit to LESSOR the monthly rental for the first month and three (3) post-dated checks covering the monthly rentals for the succeeding three (3) months. Subsequent checks for monthly rentals for each quarter to be submitted thereafter, if the lease is renewed. The LESSOR reserves the right to impose a penalty charge of 2% a month for delayed payments based on outstanding amounts due and payable to LESSOR.

     The rentals may be increased by the LESSOR, PROVIDED: that the increase shall become effective only from the subsequent lease month onwards from date of receipt by LESSEE of the notice of increase by the LESSOR.

     In case of pretermination of the lease by the LESSOR for reasons other than breach or default committed by the LESSEE, any rentals paid in advance shall be refunded (pro-rata) to the LESSEE within five (5) banking days from the termination of the lease, less any unpaid accounts of the LESSEE to the LESSOR.

3. COMPLIANCE WITH RULES AND REGULATIONS

     The LESSEE shall comply with all rules, regulations and restrictions of the MLC Condominium Association relative to the occupancy and use of the said parking space, and shall use the leased area only for parking space for vehicles and not for any other purpose. The LESSEE shall indemnify and hold harmless the LESSOR against any actions, suits, damages or claims whatsoever which may be brought or made by reason of the LESSEE's nonobservance of the rules, regulations and restrictions of said MLC Association.

4. LIABILITY

     For the duration of the lease, the LESSEE shall hold the LESSOR free and harmless from any injury, losses or damages caused to any person or property which may occur on the leased area, and shall furthermore, be responsible for all acts or omissions of its agents, representatives, employees, visitors or family members while using or occupy the parking area, whether temporarily or otherwise, and it is expressly agreed that the LESSEE shall be fully responsible for such injury, loss or damage without recourse to the LESSOR.

     In addition, the LESSOR makes no warranty or assumes no responsibility for the security of safety of the vehicle(s) parked at the said parking space and the LESSEE understands that such risks shall be borne by the LESSEE at all times.

                                        2

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5. BREACH OF CONTRACT

     In the event of violation by the LESSEE of any of the terms and conditions of this lease, the LESSOR is hereby authorized to terminate this contract upon written notice to the LESSEE. and eject the LESSEE without need of' any judicial intervention. To effect this remedy, the LESSOR is hereby expressly authorized by the LESSEE to repossess the leased parking space.

6. OTHER TERMS AND CONDITIONS

     6.1 The LESSEE is not authorized to sublease or assign this lease to any person or entity without the prior written consent of the LESSOR.

     6.2 At the end of the lease term, or any renewals thereof, the LESSEE shall peacefully vacate the leased parking area and deliver the same to the LESSOR free of any debris or obstructions, and in the same condition as it was at the beginning of the lease.

     6.3 The LESSEE shall, at all times and for its own account, maintain the leased parking area in clean condition, free from any obnoxious odor or garbage.

     6.4 None of the terms and conditions of this contract may be changed or modified by mere tolerance on the part of the LESSOR and any such changes or modifications, in order-to be binding, must be in writing and signed by the duly authorized representatives of the parties.

     6.5 In case of litigation arising from this contract, the venue shall be the proper courts of Makati City.

IN WITNESS WHEREOF, the parties have signed this contract on the date and place first above-written.


PHILIPPINE INTERNATIONAL                     MOMENTUM INTERNET
TRADING CORPORATION                          (PHILS) INC.
(LESSOR)                                     (LESSEE)

BY: /s/ Ismael B. Cruz                       By: /s/ Richard Denny
--------------------------------             ----------------------------------
ISMAEL B. CRUZ                               RICHARD DENNY
President                                    VP-Administration

                            SIGNED IN THE PRESENCE OF

MARLENE R. LOPEZ
VP-Finance & Administration

                                 ACKNOWLEDGEMENT


REPUBLIC OF THE PHILIPPINES)
MAKATI CITY                ) S.S.

BEFORE ME, a Notary Public for Makati City this 7th day of June 1999 personally appeared the following:

NAME                CTC/PASSPORT NO.              DATE/PLACE ISSUED

ISMAEL B. CRUZ      00045888                      2/26/99/Makati City

RICHARD DENNY       500035485                     11/6/99 London


known to me and to me known to be the same persons who executed the foregoing instrument and who acknowledged to me that the same are their free and voluntary acts and that of the corporations which they represent.

IN WITNESS WHEREOF, I have set my hand and seal on the date and place first above-written.

                            SEAL OF THE NOTARY PUBLIC


Doc. No. 492
Page No.                                      NOTARY PUBLIC
Book No.                                  UNTIL DECEMBER 31, 20100
Series of 1999                                PTR NO. 0446024
                                          ISSUED AT MAKATI CITY
                                         ISSUED 0N JANUARY 5, 1999